EMPLOYMENT AGREEMENT This Employment Agreement (“Agreement”), is made and entered into this 24th day of November 2020 by and between Patrick Industries, Inc., an Indiana corporation, (“Employer”), and Jacob R. Petkovich, (“Executive”), collectively “the Parties”, to be effective as of the date above (“Effective Date”). RECITALS A. Employer desires to employ the Executive upon the terms and conditions set forth herein and the Executive wishes to accept employment upon the terms and conditions set forth herein including, without limitation, the non-disclosure and non-competition covenants and agreements of the Executive set forth in Sections 7 and 8 hereof, in order to cause the Employer to provide Executive the Compensation (as defined herein). B. Patrick is a leading manufacturer and distributor of component parts, building products, materials, and other products for sale to the recreational vehicle, marine, manufactured housing, residential housing, high-rise, hospitality, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets, in the United States and Canada. (“Patrick’s Business”). AGREEMENT In consideration of the foregoing and the mutual promises and covenants set forth herein, the parties, intending to be legally bound, agree as follows: 1. Definitions. For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1. “Affiliate(s)” -- any Person directly or indirectly controlled by, or under common control with, the Employer or any other referenced Person. “Agreement” -- this Employment Agreement, including any Exhibits hereto, as amended from time to time. “Annual Performance Bonus” -- as described in Section 3.2. “Benefits” -- as described in Section 3.1(b). “Board of Directors” -- the board of directors of the Employer. “Cause” -- means the occurrence of any of the following events during the Employment Period: (a) the Executive’s conviction of any felony, the Executive’s embezzlement or misappropriation of money or other property of the Employer; (b) any act of gross negligence, gross misconduct, or gross corporate waste by the Executive to the Employer or the commission of any intentional tort by the Executive against the Employer; or (c) the Executive’s failure, after notice and a reasonable opportunity to cure, to execute the duties assigned to him pursuant to

2 Section 2.3. For the avoidance of doubt, gross negligence or gross misconduct shall include, but shall not be limited to, the commission of an egregious error or continuously poor performance in the execution of Executive’s duties and responsibilities of his office after receiving no more than two (2) negative performance evaluations, improvement plan and written warnings from the CEO or the Board within a six (6) month period. “Compensation” -- Salary and Benefits. “Confidential Information” -- any and all: (a) trade secrets concerning the business and affairs of the Employer or any Affiliate of the Employer, product or service specifications, data, know- how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing, marketing or distribution methods and processes, customer lists, prospective customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a “trade secret” either under common law or as such term is defined by statute under the laws of any applicable jurisdiction; (b) information concerning the business and affairs of the Employer or its Affiliates (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, employee names, contact information and background information, personnel training and techniques and materials), however documented; and (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer or Affiliates of the Employer, containing or based, in whole or in part, on any information included in the foregoing. “Disability” -- The Executive will be deemed to have a “disability” if, for physical or mental reasons, the Executive is unable to perform the Executive’s duties under this Agreement for 90 consecutive days, or 180 days during any 12 month period. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the written request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor

3 selected will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability. The Executive will be required to sign the necessary forms to authorize the physician to disclose the determination of disability and to provide the medical records relied upon. If the Executive is not legally competent, the Executive’s legal guardian or duly authorized attorney-in-fact will act in the Executive’s stead, for the purposes of selecting the medical doctor, submitting the Executive to the examinations and providing the authorization of disclosure. “Effective Date” -- as defined in the Introduction to this Agreement. “Employee Invention” -- any idea, invention, technique, modification, process, or improvement (whether patentable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Employer, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive’s employment with the Employer, that is based upon or uses Confidential Information; provided, however, that any item so created by the Executive that is based upon or uses Confidential Information that the Executive demonstrates was or became generally available to the public, other than as a result of a disclosure by the Executive, will not be deemed to be an Employee Invention for any purposes. “Employer” – Patrick Industries, Inc. “Employer’s Material Breach” – failure by the Employer to comply with any material provision regarding the Executive’s compensation, benefits and other amounts payable to Executive under this Agreement, or any of the Employer material obligations under the Agreement, excepting (i) a change in the Executive’s compensation as required by the Board of Directors and consistent with similar modifications to the compensation, benefits and other amounts payable to the Employer’s executives and senior leadership team members; (ii) a modification to the Employer’s compensation, benefits and other amounts payable to Executive resulting from the Executive’s failure or the Executive’s deficient performance of the Executive’s duties and responsibilities as reasonably determined by the Employer. “Employment Period” -- the term of the Executive’s employment under this Agreement. “Non-competition Period” -- for a period of time equal to the Employment Period plus two years.

4 “Person” -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body. “Proprietary Items” -- as defined in Section 7.2(a)(iv). “Salary” -- as defined in Section 3.1(a). 2. Employment Term and Duties 2.1 Employment. The Employer hereby employs the Executive, effective as of the Effective Date, and the Executive shall accept employment by the Employer, effective as of the Effective Date, upon the terms and conditions set forth in this Agreement including Schedule A. 2.2 Term. The term of the Executive’s employment under this Agreement shall commence on the Effective Date and continue through January 31, 2024 unless terminated by either party in accordance with Section 6 below (the “Employment Period”). At least 90 days prior to the end of the Employment Period, or upon the retirement or departure of the current CEO (should that occur more than 90 days prior to the end of the Employment Period), the CEO or members of the Board shall review with Executive his then present role with the Employer and determine what at his future role with the Employer, if any, is to be and revise this Agreement as needed. A decision by the Employer not to renew this Agreement shall be deemed a termination by the Employer of the Executive without Cause, unless the Employer advises the Executive in writing he is being terminated for Cause (as defined in Section 6.1(b) and Section 1) and describing the Cause, or unless the Executive is terminated due to death or disability as discussed in Section 6.1(a). If the Executive determines that the revisions to this Agreement at the end of the Employment Period, if any, are not acceptable, and Executive elects to terminate this Agreement or not renew it, that decision by Executive shall be deemed a termination by the Executive pursuant to Section 6.1(d) of this Agreement, provided, however that if the Executive provides a minimum of six (6) months’ notice of his departure date to the Employer (the “Six-Months Departure Notice”), the only obligations of the Company shall be to pay to the Executive (i) his base salary and benefits for the period commencing on the date the Employer receives the Six-Months Departure Notice and ending on the sixth (6th) month anniversary of the date of Executive’s departure; and (ii) a pro-rated portion of any stock awards and stock options granted to the Executive by the Employer in fiscal year 2022 (the “2022 Awards”) in such instance having accelerated and vested; provided, however, that to remain eligible for the accelerated vesting of the pro-rated portion of the 2022 Awards, the Employee must remain in active employment for a minimum of six (6) consecutive months beginning on the date the Employer receives the Six- Months Departure Notice (such six (6) month period shall be referred to herein as the “Departure Period”). If and to the extent the Employee does not remain in active employment with the Employer through the end of the Departure Period, the Employer will not accelerate the vesting of the pro-rated portion of such 2022 Awards, if any, and the Employee will forfeit all right, title and interest in and to the 2022 Awards. By way of example, if the Employee does not accept the revisions to this Agreement and consequently elects to terminate or not renew this Agreement by providing the Employer with his Six-Months Departure Notice on November 30, 2023 and remains in active employment through May 30, 2024 (the end of the Departure Period), the Employer shall

5 accelerate the vesting of 29/36 of the Employee’s 2022 Awards. However, should the Employee fail to remain in active employment with the Employer through and including May 30, 2024 (after having issued his Six-Months Departure Notice on November 30, 2023), the Employee shall forfeit his 2022 Awards in its entirety. For the avoidance of doubt, all 2022 Awards, if any, not otherwise accelerated and vested pursuant to this Section 2.2 and unvested stock awards or stock options granted to the Executive during the Employment Period but remaining unvested as of the date the Executive issues his Six-Months Departure Notice to the Employer will not be accelerated and the Executive will not be entitled to receive any acceleration of or receipt of any such unvested stock awards or stock options under the terms of those agreements and shall forfeit the same. 2.3 Duties. The Executive will have such duties as are described in the Position Description for Executive Vice President, Chief Financial Officer and the job titles and reporting structure appearing in attached Schedule A to this Agreement, as well as those assigned or delegated to the Executive by the Chief Executive Officer of the Employer (“CEO”). The Executive shall report to the CEO. The Executive will devote his entire business time, attention, skill, and energy exclusively to the business of the Employer and its Affiliates, as the case may be, will use his best efforts to promote the success of the business, and will cooperate fully with the CEO or Board of Directors of Employer, as the case may be, in the advancement of the best interests of the Employer and its Affiliates. 3. Compensation – See Schedule A for additional detail on Executive’s compensation under this Agreement. 3.1 Basic Compensation. (a) Salary. The Executive will be paid a salary at an annualized rate of $425,000 per year, subject to the provisions of Section 6 and increased as provided below (the “Salary”), which will be payable in equal periodic installments according to the Employer’s customary payroll practices, but no less frequently than monthly. Any increase in the Salary shall be made from time to time, and at the sole discretion and approval of, the CEO or the President. (b) Benefits. The Executive will, during the Employment Period, be entitled to participate in such retirement, bonus, life insurance, hospitalization and medical plans or insurance coverage, disability, and other employee benefit plans, programs and policies of the Employer (collectively, “Plans”) as are generally made available by the Employer from time to time. All of the plans, agreements, and undertakings of the Employer set forth above shall be called, collectively, the “Benefits.” Any Benefits hereunder shall be subject to such local, state or federal tax reporting requirements as may be in effect at any time during the Employment Period. 3.2 Annual Performance Bonus. As additional incentive compensation for the services to be rendered by the Executive pursuant to this Agreement, the Executive shall be eligible to receive a bonus for each fiscal year during the Term of this Agreement (the “Annual

6 Performance Bonus”). The Annual Performance Bonus will be determined by the CEO or the President and shall be based upon thresholds relating to certain quantitative and qualitative goals set by the Board of Directors, in its sole discretion. In order to be eligible for the Annual Performance Bonus, the Executive must be employed throughout the entire fiscal year, provided however, that if Executive’s employment is terminated prior to the end of a fiscal year due to death, disability, or without cause (by the Employer) or by expiration of the Employment Period, Executive shall be entitled to receive such Annual Performance Bonus (if any is due hereunder) pro-rated as of the effective date of such termination or expiration and subject to Executive executing a separation agreement and general release in the form acceptable to the Employer. Any Annual Performance Bonus determined to be due to the Executive shall be paid within 30 days after receipt by the Employer of audited financial statements for the fiscal year to which the Annual Performance Bonus relates. 4. Facilities and Expenses. The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive’s duties under this Agreement. The Employer will reimburse the Executive for reasonable business expenses incurred by him on behalf of the Employer in the performance of his duties; provided, that Executive furnishes to Employer documentation of such expenses as is required by the Internal Revenue Service, as well as such other documentation as the Employer may request. To be eligible for reimbursement, the Executive must file authorization requests, to the extent required by the Employer’s employment policies and, in all instances, expense reports with respect to such expenses in accordance with the Employer’s policies. 5. Vacations and Holidays. The Executive will be entitled to paid vacation during the Employment Period. Such vacation shall be taken in accordance with the vacation policies of the Employer in effect for its employees as amended from time to time. Vacation must be taken by the Executive at such time or times as mutually agreed by the CEO or President of the Employer. The Executive will also be entitled to the paid holidays as set forth in the Employer’s policies. Vacation days and holidays during any calendar year that are not used by the Executive during such calendar year may not be used in any subsequent calendar year, nor will the Executive be paid for unused vacation or holidays. 6. Termination. 6.1 Events of Termination (a) Death: Disability. In the event of the Executive’s death or Disability, his employment with the Employer shall be deemed terminated as of the end of the month in which such death or Disability occurs, and all rights, duties and obligations of the Parties hereunder shall thereupon cease, except for the Executive’s obligations under Section 7 and Section 8 hereof (in the case of a termination due to Disability), and the Employer’s obligations under Section 3.2.

7 (b) By The Employer for Cause. The Executive’s employment with the Employer may be terminated by the Employer for Cause, upon written notice to the Executive. Upon any such termination all rights, obligations and duties of the parties hereunder shall immediately cease (including, but not limited to, the payment by the Employer of all Compensation), except for the Executive’s obligations under Section 7 and Section 8 hereof. (c) By The Employer Without Cause. The Employer may terminate the Executive’s employment at any time upon not less than ninety (90) days’ advance written notice without Cause. Upon expiration of such notice period all rights, obligations and duties of the parties hereunder shall immediately cease, except for the Executive’s obligations under Section 7 and Section 8 hereof and the Employer’s obligations under Section 6.2(c) and any obligation the Employer may have under any stock award or stock option agreement. (d) Termination By Executive. The Executive may terminate his employment with the Employer for Employer’s Material Breach of the terms of this Agreement upon written notice to the Employer which is not corrected within fifteen (15) days of Executive’s written notice to the Employer, or upon not less than sixty (60) days’ advance written notice of resignation to the Employer, provided, however, that after receipt of such notice of resignation, the Employer may, in its discretion accelerate the effective date of such termination at any time by written notice to the Executive. Termination by Executive for Employer’s Material Breach shall be deemed a termination by Employer without cause. Upon the effective date of any such termination, all rights, obligations and duties of the parties hereunder shall immediately cease, except for the Executive’s obligations under Section 7 and Section 8 hereof and the Employer’s obligations under Section 6.2(d), and any obligation the Employer may have under any stock award or stock option agreement. 6.2 Termination Pay. Effective upon the termination of the Employment Period, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary) only such compensation as is provided in Section 3.2 and Section 6.2, all of which will be subject to Executive’s or Executive’s authorized agent’s, guardian’s or estate’s, (in the case of termination pursuant to Section 6.1(a)) execution of a separation agreement and general release in the form acceptable to the Employer. For purposes of this Section 6.2, the Executive’s designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive’s estate. (a) Termination upon Disability. If this Agreement is terminated by either party as a result of the Executive’s Disability, the Employer

8 will continue to pay to the Executive his Salary through the end of the month in which the Disability is deemed to have occurred. (b) Termination by Death. If the Employment Period is terminated because of the Executive’s death, the Employer will pay to the Executive’s designated beneficiary the Executive’s Salary through the end of the month in which the death occurred. (c) Termination by the Employer Without Cause or Termination by Employee for Material Breach. If the Employer terminates the Executive’s employment without Cause, or the Employee terminates for Employer’s Material Breach, the Employer will continue to pay the Executive his Salary for a period of twelve (12) months after the effective date of such termination. (d) Termination by the Executive. If the Executive terminates his employment, the Employer will continue to pay the Executive his Salary for the notice period provided by the Executive with respect to his termination. 7. Non-Disclosure Covenant: Employee Inventions. 7.1 Acknowledgments by the Executive. The Executive acknowledges that (a) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (c) since the Executive possesses substantial expertise and skill with respect to the Employer’s business, the Employer desires to obtain exclusive ownership of each Employee Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; (d) the Compensation provided to Executive hereunder, together with the consideration provided to the Executive under the Related Agreements, constitute good and sufficient consideration for the Executive’s agreements and covenants in this Section 7; and (e) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions. 7.2 Agreements of the Executive. In consideration of the Compensation to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows: (a) Confidentiality (i) During and at all times following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except

9 as otherwise expressly permitted by the terms of this Agreement. (ii) Any trade secrets of the Employer will be entitled to all of the protections and benefits under applicable trade secret laws. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security. (iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive. (iv) The Executive will not remove from the Employer’s (or any Affiliate’s) premises (except to the extent such removal is for purposes of the performance of the Executive’s duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the “Proprietary Items”). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, the Executive will return to the Employer all of the Proprietary Items in the Executive’s possession or subject to the Executive’s control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items. (b) Employee Inventions. Each Employee Invention will belong exclusively to the Employer. The Executive acknowledges that all of the Executive’s writing, works of authorship, and other Employee Inventions are works made for hire and the property of the Employer, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Employer all of the Executive’s right, title, and interest, including all rights of copyright, patent, and other intellectual

10 property rights, to or in such Employee Inventions. The Executive covenants that he will promptly: (i) disclose to the Employer in writing any Employee Invention; (ii) assign to the Employer or to a party designated by the Employer, at the Employer’s request and without additional compensation, all of the Executive’s right to the Employee Invention for the United States and all foreign jurisdictions; (iii) execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions; (iv) sign all other papers necessary to carry out the above obligations; and (v) give testimony and render any other assistance, in support of the Employer’s rights to any Employee Invention. 7.3 Disputes or Controversies. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by written agreement among them. 8. Non-Competition and Non-Interference. 8.1 Acknowledgments By the Executive. The Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique and unusual character; and (b) the Compensation provided to the Executive hereunder, together with the consideration provided to the Executive under the Related Agreements, constitute good and sufficient consideration for the Executive’s agreements and covenants in this Section 8; and (c) the provisions of this Section 8 are reasonable and necessary to protect the Employer’s business. 8.2 Covenants of the Executive. In consideration of the acknowledgments by the Executive, and in consideration of the Compensation to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly: (a) during the Non-competition Period, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the

11 Executive’s name or any similar name to, lend Executive’s credit to or render services or advice to, any business whose activities compete in whole or in part with the activities of the Employer within those geographical areas in which the Employer performed or performs such services (any of the foregoing a “Competitive Business”); provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) 1% of any class of securities of any Competitive Business (but without otherwise participating in the activities of such Competitive Business) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; or (b) whether for the Executive’s own account or the account of any other person (i) at any time during the Non-competition Period solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any Person who is or was an employee of the Employer at any time during the Non-competition Period or in any manner induce or attempt to induce any employee of the Employer to terminate his employment with the Employer and who has access to, or possesses, Confidential Information, trade secrets, or other knowledge regarding the Employer that could give a competitor an unfair advantage; or (ii) at any time during the Non- competition Period, interfere with the Employer’s relationship with any Person, including any person who at any time during the Non- competition Period was an employee, contractor, supplier, or customer of the Employer. 8.3 Enforceability; Notice. If any covenant in Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive. The period of time applicable to any covenant in Section 8.2 will be extended by the duration of any violation by the Executive of such covenant. The Executive will, while the covenant under Section 8.2 is in effect, give notice to the Employer, within three days after accepting any other employment (including self-employment), of the identity of the Executive’s employer. Employer may notify such employer that the Executive is bound by this Agreement and, at the Employer’s election, furnish such employer with a copy of this Agreement or relevant portions thereof. 9. General Provisions. 9.1 Injunctive Relief and Additional Remedy. The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Section 7 and Section 8) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to

12 obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief. 9.2 Covenants of Sections 7 and 8 are Essential and Independent. The covenants by the Executive in Section 7 and Section 8 are essential elements of this Agreement, and without the Executive’s agreement to comply with such covenants, the Employer would not have entered into this Agreement, offered employment to the Executive or offered the Executive the Salary and Benefits and other consideration provided hereunder. The Executive’s covenants in Section 7 and Section 8 are independent covenants and the existence of any claim by the Executive against the Employer under this Agreement or otherwise, or against any affiliate of Employer, will not excuse the Executive’s breach of any covenant in Section 7 or Section 8. If the Executive’s employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Section 7 and Section 8. 9.3 Representations and Warranties by the Executive. The Employer and Executive each represents and warrants to the other that the execution and delivery by it or him of this Agreement do not, and the performance of it or his obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to it or him, as the case may be; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which it or he, as the case may be, is a party or by which it or he, as the case may be, is or may be bound. 9.4 Obligations Contingent on Performance. The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive’s performance of the Executive’s obligations hereunder. 9.5 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement. 9.6 Binding Effect; Delegation of Executive’s Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any Affiliate to which Employer may assign this Agreement or any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred, but the Employer’s

13 obligations will remain in full force and effect, notwithstanding such assignment. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated or assigned. 9.7 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand to the address(es) below, or (b) one business day after deposit with a nationally recognized overnight delivery service (receipt and next day delivery requested), in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties): If to Employer: Patrick Industries, Inc. 107 W. Franklin St. Elkhart, IN 46516 Attn: Andy L. Nemeth If to Executive: Jacob R. Petkovich 2521 Croydon Road Charlotte, NC 28209 9.8 Entire Agreement: Amendments. This Agreement, as it may be amended from time to time, as well as a letter to Executive setting forth the Relocation payment he shall receive, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all Prior Agreements (as the same may have been amended from time to time) and other agreements or understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto. 9.9 Governing Law: Venue and Jurisdiction. If a proceeding or claim relating or pertaining to this Agreement is initiated by either party hereto, such proceeding or claim shall and must be filed in any state court in Elkhart County, Indiana or federal court located in South Bend, Indiana, and this Agreement and such proceeding or claim shall be governed by and construed under Indiana law, without regard to conflict of laws principles. 9.10 Section Headings: Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms. 9.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

14 9.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. 9.13 Section 409A. (a) General Compliance. This Agreement is intended to comply with Section 409A or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall Employer be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Executive on account of non- compliance with Section 409A. (b) Specified Employees. Notwithstanding any other provision of this Agreement, if any payment or benefit provided to the Executive in connection with the Executive’s termination of employment is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Executive is determined to be a “specified employee” as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date following the six-month anniversary of the termination date or, if earlier, on the Executive’s death (the “Specified Employee Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to the Executive in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule. (c) Reimbursements. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following: (i) the amount

15 of expense eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (ii) any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (iii) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit. (d) Tax Gross-ups. Any tax gross-up payments provided under this Agreement shall be paid to the Executive on or before December 31 of the calendar year immediately following the calendar year in which the Executive remits the related taxes.

16 IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above. “EMPLOYER” Patrick Industries, Inc. By: /s/ Andy L. Nemeth Andy L. Nemeth Its: Chief Executive Officer “EXECUTIVE” /s/ Jacob R. Petkovich Jacob R. Petkovich

17 SCHEDULE A NAME: Jacob R. Petkovich JOB TITLE: Executive Vice President of Finance Chief Financial Officer Treasurer REPORTING STRUCTURE: Andy L. Nemeth, President and Chief Executive Officer BASE AND SHORT TERM INCENTIVE (CASH) COMPENSATION: Executive’s base salary will be $425,000 annualized and paid on a bi-weekly pay cycle. Executive’s base salary will be reviewed annually with future adjustments based on achieving approved objectives and organizational goals outlined by Employer’s executive leadership as well as market references. Executive will also be eligible to participate in the Executive Short Term Incentive (STI) program. This component of Executive’s compensation is intended to recognize his individual contributions to the success and profitability of Employer. Executive’s target incentive will be set annually in alignment with Employer’s Executive Compensation Plan as approved by the Compensation Committee of Employer Board of Directors. The actual award is dependent upon the Employer’s consolidated performance and can range from 0% to 200%. Executive’s 2020 STI target is included below in the sign-on compensation section. LONG-TERM INCENTIVE (“LTI”): In addition, Executive will be participating in the Executive Long Term Incentive program with target performance and time based grants of Employer stock in the form of RSUs (Restricted Stock Units). This grant will generally be awarded in the first quarter of the performance period begin date and will cliff vest three years from the date of the grant. The award is 80% performance dependent with the Employer’s 3-year cumulative EBITDA target and can range from 0-200% of the target grant. The award will be 20% time-based restricted shares which will cliff vest after the conclusion of the 3-year performance period. Executive’s 2020 LTI target is included below in the sign-on compensation section. CAR ALLOWANCE: Executive will be eligible for a monthly automobile allowance of $1,000. This allowance is intended to represent all expenses related to using Executive’s personal automobile to complete the responsibilities of his role.

18 CELL PHONE ALLOWANCE: Executive will be eligible for a monthly phone allowance of $90.00 reimbursement through Concur. BENEFITS: Executive’s employment includes all of the below benefits starting immediately upon Executive’s Start Date:  Paid Vacation; 20 days per year o Vacation time starts on anniversary date, not calendar and per policy thereafter. o Team members who voluntarily terminate for Cause during their first year of employment will not be paid out for any unused vacation time.  Employer Holidays  Full Suite Employee Benefits including health and dental coverage through Blue Cross Blue Shield, life, and vision coverage for Executive and his dependents.  Company Contributing Health Savings Account  401k  Tuition Reimbursement Program  Gym Club Reimbursement  Short Term Disability Benefits will be reviewed with Executive during his orientation process. Executive is eligible for the foregoing benefits in accordance with the programs currently offered to full-time, salaried employees. The benefits described in Schedule A are subject to change in accordance with the Employer’s annual and periodic reviews of its executive compensation program and related changes as approved by the Board of Directors and health and welfare benefits programs which are reviewed and adjusted as deemed necessary by management on an annual or periodic basis.